Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

41-1973763

I.R.S. Employer Identification No.

300 Delaware Avenue, 8th Floor Wilmington, Delaware	19809
(Address of principal executive offices)	(Zip Code)

Beverly A. Freeney

U.S. Bank Trust National Association

100 Wall Street, Suite 1600

New York, NY 10005

Telephone (212) 361-2893

(Name, address and telephone number of agent for service)

JPMORGAN CHASE & CO.

(Exact name of obligor as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

JPMorgan Chase & Co. 383 Madison Avenue New York, New York	10179
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Not Applicable

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.**

7.	Report of Condition of the Trustee as of September 30, 2018 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.4 to registration statement on form S-3ASR, Registration Number 333-202902 filed on March 20, 2015.
**	Incorporated by reference to Exhibit 25 to registration statement on form S-3ASR, Registration Number 333-224017 filed on March 29, 2018.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 14th day of February, 2019.

U.S. BANK TRUST NATIONAL ASSOCIATION

By:	/s/ Beverly A. Freeney
Name:	Beverly A. Freeney
Title:	Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2018

($000’s)

9/30/2018
Assets
Cash and Balances Due From Depository Institutions	$20,003,448
Securities	110,034,104
Federal Funds	31,434
Loans & Lease Financing Receivables	281,653,128
Fixed Assets	3,819,093
Intangible Assets	13,233,498
Other Assets	27,236,326

Total Assets	$456,011,031

Liabilities
Deposits	$342,906,860
Fed Funds	6,964,321
Treasury Demand Notes	0
Trading Liabilities	977,478
Other Borrowed Money	38,881,574
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	14,600,333

Total Liabilities	$408,130,566

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	32,793,053
Minority Interest in Subsidiaries	802,297

Total Equity Capital	$47,880,465
Total Liabilities and Equity Capital	$456,011,031